Exhibit 10.31

Cooperation Agreement on Contents of China Mobile Game Business

Party A: China Mobile Group Jiangsu Co., Ltd.	Party B: Beijing Chukong Technology Co., Ltd.

Address: 59 Hu Ju Road, Nanjing, Jiangsu province	Address: Level 20 Block A Fang Heng International Center, 6 Fu Tong East Avenue, Chaoyang District, Beijing

Zip Code: 210029	Zip Code: 100102

Tel:	Tel:

Fax:	Fax:

Deposit Bank: Agricultural Bank of China, Hongqiao Branch Office	Deposit Bank: Bank of China, San Yuan Qiao Sub-branch, Beijing

A/C:	A/C:

In order to fully leverage the advantages of the Parties hereto in their respective areas of service and provide high-quality game services to the large customer base in China, the Parties hereto, upon thorough negotiations based on the principles of equality, mutual benefits, mutual supplementation of advantages and joint development, have agreed as follows to define the rights and obligations of the Parties during the term of cooperation:

I.	Contents and Principles of Cooperation

1.	As a provider of China Mobile game business platform, Party A shall provide, for a consideration, business connection and platform supporting service, and shall be in charge of the building and maintenance of game business platform, online of game business, and the operation of self-owned channels of relevant game business. Party A shall also provide Party B, for a consideration, with such services as calculation and collection of information fees, marketing and customer services on behalf of Party B.

2.	To the extent not violating the laws, regulations and relevant industry management policies, Party A will conduct a fair cooperation with Party B (who shall have relevant qualifications and permits) in jointly developing the information services of game business. Both Parties will comply with the relevant management rules and requirements imposed by the State and the supervisory authorities on the industry and mobile information business by sticking to the principles of honesty, mutual faith and win-win cooperation, and provide customers with good-quality business and services within the scope of cooperation designated by Party A.

3.	During the term of cooperation, Party B will place the contents under cooperation on the “China Mobile Game Business Platform” provided by Party A, and shall be responsible to provide supporting services with respect to the contents provided by it. All information involved over the course of cooperation shall be subject to the contents posted in “China Mobile Game Business Platform.”

4.	During the term of cooperation, the enterprise code assigned by Party A to Party B as a game business platform participant shall be 710660. The resources of such enterprise code shall be owned by Party A; Party A may recover and re-assign such enterprise code after the termination hereof, and Party B shall not re-use such enterprise code that has already been recovered and re-assigned by Party A.

5.	In cases of acquisition, Party B may effect the transfer of the Monternet information service cooperation relationship (including parent-subsidiary, head-branch relationship and change of company name, etc.) only upon satisfaction of the following conditions:

(1)	for business involving online games, the acquirer having obtained a business license for cross-regional value-added telecommunications issued by Ministry of Industry and Information Technology;

(2)	the acquirer being able to present relevant certificates evidencing its over 50% control over the acquired enterprise;

(3)	the acquirer having relevant expertise or measures in place to guarantee the continuous stability of the original business quality and customer service level and unchanged customer experience after the acquisition.

II.	Rights and Obligations of Party A

1.	Party A shall have the right to review the business license, organization code certificate, tax registration certificate, bank account opening permit and other licenses and permits, creditability certificate, sources of information, copyright certificate (power of attorney), bank account, and such other documents relating to the ordinary course of business as provided by Party B and required by this Agreement. Party A may terminate this Agreement without assuming breaching liabilities if it discovers any false contents or other illegal elements in the aforementioned documents.

2.	Party A shall have the right to review any of Party B’s business involved hereunder. Party A may refuse to post any part of the information provided by Party B that is not compliant with the State decrees, regulations, policies, the principle of public order and good social customs or otherwise deemed inappropriate by Party A. To the extent that Party B engages in any illegal activities endangering the national security, or pornographic or superstitious activities during the cooperation with Party A, Party A may immediately terminate its cooperation with Party B and report such activities to public security or other government authorities. Party A may further claim compensation against Party B for any economic loss or adverse impact on Party A’s goodwill thus brought about. With respect to the business application submitted by Party B, Party A will give express response to Party B within 10 working days after Party B’s filing of complete set of application documents.

3.	Party A may require Party B, when necessary, to further provide relevant information and documents evidencing Party B’s ownership, right of use or intellectual properties involved hereunder.

4.	Party A may formulate management measures, terms of assessment and customer service standards and documents for relevant game business (all attached hereto), which shall be observed and implemented by Party B. Party A will assess Party B according to such regulations; if Party B fails to pass the assessment, Party A may cease the cooperation with Party B up to the termination hereof.

5.	For purposes of maintaining market order and avoiding malicious homogenized competition in the meantime with the promoted development of game business, Party A may limit the number of partners providing the same category of application services by way of dismissing the partner graded last and introducing the best performing partners, and may reserve the right to dynamically adjust the number of partners for various game services.

6.	For any undue overloaded traffic that may affect the operation safety of Party A’s network, Party A reserves its right to restrict its transmission or adjust the traffic in time according to the system capacity; in the meantime, Party A may notify Party B to dispose of the junk information or illegal attack from Party B within a prescribed period of time. In case Party B fails to respond in time as demanded by Party A, Party A may take relevant steps to prevent the safety issues from further escalating; in urgent cases, Party A may take relevant steps without first notifying Party B for purposes of protecting the lawful rights and interests of the customers without assuming breaching liabilities.

7.	Party A may review the business and services provided by Party B, and only those business that have been reviewed and confirmed by Party A and have passed the test may provide services for Party A’s customers; Party A shall have the right to test, whether regularly or from time to time, the business and services provided by Party B, and may require Party B to rectify, or cease the provision of, the business and services that fail to comply with the standards and requirements.

8.	Party A may, as requested by customers and market orders, exercise its right of veto and direction on the prices submitted by Party B for approval; the prices of information fee that are set by Party B on its own but fail to obtain consents of Party A shall be null and invalid, and Party A shall be entitled to stop such business and refuse to provide the services of calculating, collecting and settlement of the information fees on behalf of Party B.

9.	In case of breaches by Party B that affect customers, Party A may first take necessary steps in respect of Party B’s breaching business to prevent losses and impact from enlarging.

10.	For the customer complaints that are confirmed attributable to Party B and result in the need of fee refund (including single refund and double refund), Party A may first refund the fees as required by the customer and write off the relevant amount in the settlement of information fee.

11.	Party A will provide a customer service number as the call service connection number for customer complaints and consulting. Party A’s customer service center will act as the party who finalizes and distributes the customer service issues of game business, and Party B’s customer service staff or system must assist Party A in analyzing and handling the relevant business complaints and consulting issues of customers. Party A may transfer to Party B such customer consulting and complaints that do not result from the issues of Party A’s network, and Party B shall properly resolve such complaints and assume the relevant responsibilities. Party A will be responsible for the customer questions and complaints arising from Party A’s network communication issues.

12.	Depending on the development of the business, Party A may advertise and publicize the game business through media to attract customers. Party A will provide Party B with relevant interface technology norms and support to ensure that Party B can provide the app smoothly.

13.	Party A will be responsible for the day-to-day maintenance of the game platform and will deal with any technical breakdown for reasons attributable to Party A so as to ensure the normal running of the application services.

14.	Party A will be responsible for management of such customer data as registration, login, identification and authentication, and may feedback relevant data to Party B in a given form. For online applications, Party A’s game business platform shall be interconnected with Party B’s content service system, and the data of the game business platform will serve as the basis for ultimate confirmation of customer’s use of Party B’s game business. Party A will statistically calculate the visit traffic to Party B’s application game business, and provide Party B with the results of such statistics in a proper form.

15.	Depending on the development of the business, Party A may adjust the UI designs of Party A’s WAP portal, client terminals and WEB as well as the display order of its game business.

16.	The Parties may jointly carry out the marketing and advertising work, provided that Party A may require Party B to mark the brand of “China Mobile Games,” which shall be approved by Party A beforehand. Party B shall not use the enterprise logo or other brands of China Mobile or note 10086 as customer service number in the promotion and advertising, unless otherwise approved or authorized by Party A. in case Party B uses the brand of “China Mobile Games” outside the marketing and advertising scope approved by Party A, thus causing negative impact on Party A, Party A may operate such use as infringing acts and require Party B to stop using such brands and assume any and all responsibilities and consequences thus incurred. In case of serious violation, Party A may also claim legal responsibilities from Party B.

17.	In the mode of channel cooperation, Party A may advertise all interface games approved by Party A through both self-owned and cooperated marketing channels.

III.	Rights and Obligations of Party B

1.	All the various business management rules, measures for cooperation management, measures for credit points management, management rules for customer services, assessment management measures and information service standards (each subject to what is posted by Party A on its management systems), as formulated and revised by Party A for its game business from time to time during the term of cooperation between the Parties, shall constitute supplementary appendices hereof, and Party B acknowledges and undertakes to provide game service as required therein.

2.	Party B covenants to have all qualifications necessary for the performance of this Agreement, and to assume any responsibilities arising from issues of qualification and compensate Party A for losses thus incurred. Party B shall provide Party A with true and valid business license, organization code certificate, tax registration certificate, bank account opening permit and other licenses and permits, creditability certificate, sources of information, bank account, and such other documents relating to Party B’s ordinary course of business as required by this Agreement, and shall undertake that the fees charged for its information service are in compliance with the relevant regulations of the State pricing authority. If Party B also provides online game business, it shall also provide true and valid business license for value-added telecommunications business (ISP Certificate), business license for telecommunications and information services (ICP Certificate) and such other relevant licenses and permits. Party B shall compensate Party A for all losses incurred by the authenticity of such documents.

3.	Party B must comply with the laws, regulations, decrees, policies of the State governing telecommunications and Internet information services, and shall guarantee that the information it provides will not violate the relevant State laws, regulations or policies, nor shall it jeopardize the lawful rights and interests of any third party or social public interests. Party B shall not use Party A’s system to send illegal information; otherwise it shall take any and all consequences thus incurred. Party B shall screen the contents of information (such as chatting information) provided by its customers to wipe out all kinds of unhealthy or illegal information, and shall properly handle any complaints arising therefrom and undertake any and all economic and legal responsibilities. Party A may claim compensation against Party B for any economic loss or goodwill damage thus suffered by it.

4.	Party B shall guarantee the legitimacy of the game business it provides and shall have all government permits, production and/or use permits and/or authorizations necessary for providing such business. The sources of its contents are legal and non-infringing, and there exist no embezzlement or unauthorized use and such other infringements on any third party’s copyright or other intellectual property rights or other lawful rights and interests. In case any third party initiates complaints, lawsuits or claims against Party A due to Party B’s game business, Party A may temporarily cease the business under the infringement dispute and transfer the dispute to Party B for resolution. In this case, Party B must immediately get in touch directly with the party initiating such complaints or claims and assume all legal and economic liabilities relating thereto. Party A may claim compensation against Party B for any economic loss or goodwill damage thus suffered by it.

5.	Throughout the term of cooperation, Party B shall not, without Party A’s prior written consent, make use of any kinds of channels to interconnect, or equivalently interconnect Party A’s mobile data application business with a third party at any business levels.

6.	Party B shall actively cooperate with Party A in interface testing, so as to ensure that the services will be provided in accordance with such business operation standards and interface technical norms as provided by Party A.

7.	Party B must clearly submit, with no ambiguity, all of the various documents relating to the business it provides, and assume all economic and legal responsibilities relating thereto.

8.	Party B shall ensure to log in Party A’s designated management system every day to check various notices, announcements and other information posted by Party A for handling in time. If Party B fails to check the information posted on the system, Party B shall be fully responsible for any losses thus incurred.

9.	Party B shall have the right to define, under the guidance of Party A, the standards to judge whether to charge fees for the business it provides, provided that the charge rate for any single game business shall not be higher than what is required in Party A’s relevant management measures for game business.

10.	Party B shall comply with and implement Party A’s relevant management measures, customer service standards and documents for game business, and accept Party A’s examination and supervision. In case Party B exits game service for whatever reason (including compulsory exit as a result of Party A’s “survival of the fittest” process), Party B shall offer one-month grace period during which Party B shall continue to provide services for customers and publish announcement in respect of the cease of game services at the distinct locations of its website (WAP/WWW) or through other channels with considerable influence, and send free messages to inform the registered users. Upon the termination of cooperation, Party B shall diligently assist China Mobile in relevant customer service work, provided, however, that Party B shall still be obliged to take relevant responsibilities arising from its own acts during the term of cooperation.

11.	Party B shall make sure that the customer service channel be available and unblocked 24 hours a day, seven days a week, and establish efficient and smooth channels for making complaints; Party B shall properly deal with and resolve all kinds of customer inquiries and complaints incurred by issues other than network communication. Party B shall make preliminary response to Party A’s customer service department within 2 hours upon Party A’s receipt of customer complaints in respect of the aforementioned contents of information, find out the reasons and stop spreading the illegal information within 1 working day. For those customer complaints for which neither Party is able to give reasonable explanations, Party B shall be the party to properly and ultimately resolve such customer complaints.

12.	Party B shall get paid for the information service by the customers. In case any customer refuses to pay the information fee or Party A refunds the fee to the customer due to Party B’s service quality issue or due to the fact that the fee rate charged by Party B is higher than the standard rate provided by the pricing authority, Party A shall deduct such amount from the information fee to be settled and payable to Party B; in case the amount of information fee payable to Party B is insufficient to be deducted, Party B shall pay such shortfall to Party A.

13.	Party B shall actively carry out marketing and advertising work according to the permits and arrangements of Party A. The contents of such marketing and advertising shall be marked the brand of “China Mobile Games” and UI norms as required by Party A. Any losses (including, without limitation, judicial, administrative penalties, civil indemnities, etc.) incurred to Party A arising from Party B’s discretional marketing and advertising activities without permitted by Party A shall be borne by Party B.

14.	Party B undertakes to have lawful ownership of, or authorizations that may allow Party A to duly use, any products and other relevant contents it provides to Party A for this cooperation, and such products and other relevant contents under cooperation will not infringe upon the legitimate rights and interests (including, without limitation, copyright, right of reputation, right of portrait and such other rights) of any third party, are free of any copyright disputes, will not violate any laws and regulations, and may be disseminated by Party A through information network with its authorization.

15.	In case any third party initiates an administrative complaint, lawsuit or arbitration due to the fact that Party B has no right to dispose of any product or other relevant contents under cooperation, or that the authorization made by Party B has defects, Party A may, as the case may be, take all or selectively part of the following remediate steps:

(1)	cease the distribution of the distributable income hereunder with Party B within the scope of the compensation claimed by such third party;

(2)	require Party B to properly resolve such claims at its own expenses, in which case Party B shall, at its own expenses, file as requested by Party A to the dispute resolution authority to participate in the dispute resolution process as a third person;

(3)	partly or entirely terminate this Agreement;

provided, however, that if the taking of the abovementioned measures still cannot avoid losses for Party A, Party B shall have the duty to make timely and full compensation to Party A and hold Party A harmless against all losses thus suffered, including, without limitation, any advance payment by Party A to Party B and/or any economic loss incurred during the business interruption, reasonable attorney fees, costs of litigation or arbitration paid by Party A for dispute resolution).

16.	If Party B does not have the qualification to operate Internet business, Party B shall not, in any form whatsoever, provide customers with accesses to use business through Internet (including, without limitation, business ordering or requesting) during the term of cooperation, nor shall Party B advertise the business under cooperation on the websites that fail to obtain the business license for telecommunications and information services. Party B shall take full responsibilities if it breaches any of the aforementioned provisions during the term of cooperation.

17.	Party B shall be responsible to formulate sound and effective internal management procedures and policies, enhance the control of the authority to send its internal information and the management of the relevant staff, and ensure the legality of the business contents provided to Party A’s customers. Party B shall: (i) train its employees on the rules and regulations governing the use of Internet formulated by the State and competent telecommunications authorities; (ii) establish and perfect the users’ files; (iii) enhance the management and education on the users; (iv) improve the management measures on Internet safety and confidentiality; otherwise, Party A may terminate the cooperation with Party B.

18.	Party B shall be responsible for, and conduct regular checks on, the safety of its own systems. Party B shall not attack MONET in any form whatsoever when conducting its business. Party A will notify Party B to deal with any attacks originating from Party B within a prescribed period of time, and in case Party B fails to respond in time as demanded by Party A, Party A may take relevant steps to prevent the safety issues from further escalating; in urgent cases, Party A may take relevant steps without first notifying Party B for purposes of protecting the lawful rights and interests of the customers.

19.	Party B shall actively assist the competent regulator of the State and China Mobile in tracking Internet safety incidents, and provide relevant lawful documents. Party B undertakes to comply with the terms of Undertakings on Information Safety Accountability attached hereto, and further undertakes that it will not engage in any illegal activities endangering the national security, or pornographic or superstitious activities during the cooperation with Party A, and will guarantee the information safety. Party B shall be responsible for any economic loss incurred by Party A or adverse impact on Party A’s goodwill arising from its provision of illegal information.

20.	Party B shall be obliged to provide Party A with the products connected to Party A’s game business platform for discounts, free experience and such other promotional activities, and Party B accepts the way how the expenses of such promotional activities will be shared between the Parties proposed by Party A at that time.

21.	Party B shall guarantee the accuracy of all information concerning Party B on the game platform system, including, without limitation, name, address, tax account, ISP Certificate No., contact information and type of the company. In case of any change in such information, the corresponding information on the platform system shall be changed accordingly within 3 working days. Any changes in the company’s shareholding structure, type of company, percentage of foreign investment or such other basic information of the company shall be feedback to China Mobile within 5 working days upon such change. Any losses arising from Party B’s failure to update any of the aforementioned information shall be fully borne by Party B.

IV.	Maintenance Sections and Responsibilities

The respective sections each Party is responsible for maintenance shall be defined according to the connection point of the Parties’ equipment. Party A’s end of connection point shall be maintained by Party A, and Party B’s end of connection point shall be maintained by Party B. Both Parties shall do its own duties to ensure the normal operation of the business.

V.	Rewards and Penalties

1.	In case of any breach by Party B, Party A may exercise any one or more of the following rights: (i) to require Party B to immediately correct its breach, take corrective action within a prescribed period of time, and make public apologies to media and customers; (ii) to suspend the approval of Party B’s new business; (iii) to postpone or withhold the settlement with Party B; and (iv) to collect penalty fines from Party B. In case of extraordinarily serious breach by Party B (such as those resulting in customer complaints to the level of Ministry of Industry and Information Technology or administration of communications, media exposure or lawsuits, etc.), Party A may immediately terminate this Agreement.

2.	Party A shall consider giving priority to Party B in renewing this Agreement under the same conditions if Party B has effectively implemented the relevant contents hereunder and the annual average rate of customer complaints against Party B’s services is low.

3.	Party B shall not send any information to any customers owing information fee of game business, or allow such customers to request information for any other customer. If Party B knowingly sends information to such customer owing information fee, or allowing such customer to continue using the game business, Party A may claim compensation from Party B for any economic loss arising from the outstanding information fee, and may terminate this Agreement.

VI.	Calculation and Settlement of Fees

1.	Scope and Percentage of Income Sharing

(1)	All information fees incurred from the customer’s use of game services provided by Party B shall belong to Party A in full amount, provided that Party A shall charge service fee from Party B according to the following terms.

(2)	The detailed mode of cooperation and corresponding method of settlement of information fees are listed as follows:

(i)	Console Game Cooperation: Party A will pay 50% of the total amount of information fees to Party B as payable information fee, and the other 50% shall be the service fee receivable by Party A; for Android/iPhone/education related games, 70% will be paid to Party B as payable information fee, the other 30% as service fee receivable by Party A; other changes in such income sharing percentage due to business changes shall be subject to a supplementary agreement executed by both Parties.

(ii)	Channel Cooperation: if Party B’s business is selected to the mode of channel cooperation, Party A will pay a percentage not lower than 30% but not higher than 70% of the total amount of information fees to Party B as payable information fee, and the other part shall be at the disposal of Party A as the service fee receivable by it; the exact mode of income sharing shall be subject to the channel cooperation agreement executed by and between Party A and each channel cooperation partner.

(iii)	Online Game Cooperation: if Party B’s business belongs to cell phone online game business for commercial purposes, then 70% will be paid to Party B as payable information fee, the other 30% as service fee receivable by Party A.

2.	The successful charging bill collected on Party A’s billing system shall be used by the Parties as the basis for settlement of information fees; the business billed by item/time shall be calculated based on the successful receipt by the customer; business subject to monthly payment shall be based on customer’s successfully ordering. Party A shall deduct from the payable information fee, the amount of information fee incurred in extraordinary circumstances according to the percentage defined by Party A, and the information fee after such deduction shall be paid to Party A as the actually settled information fee. The extraordinary circumstances shall include:

(1)	fees of customers that have canceled their accounts (including pre-canceled accounts);

(2)	fees of customers that have suspended the services;

(3)	fees of silent customers;

(4)	fees in which average unit price is unusually high;

(5)	refunded fees (double refund); and

(6)	maliciously owed fees.

3.	Party A shall, by the 16th day of each month, provide Party B with the settlement information of the previous month through designated management system; in case the discrepancy between the payable information fee and actually settled information fee reaches above 5%, Party B may request account reconciliation on the designated account reconciliation system within five working days after Party A posts the settlement information. The Parties shall find out the reasons behind such discrepancy, and negotiate with each other to resolve such discrepancy in time based on the actual situation. If Party B fails to make such account reconciliation request on time, the settlement information provided by Party A shall be deemed correct and shall prevail.

4.	No matter whether Party B disagrees with the settlement information, it shall issue an invoice to Party A by the 21st day of each month, and Party A shall pay the actually settled information fee (without interest) to Party B any time between its receipt of Party B’s lawful invoice (subject to the delivery by Party B to Party A’s designated place) and the end of that month. For the avoidance of doubts, no matter whether the Parties can complete the account reconciliation on time, they shall first make settlement according to the settlement amount posted by Party A and then finalize the payment in the subsequent or future installments of settlement after the account reconciliation is completed.

5.	Party A or its head (branch) company shall make the payments hereunder to the following account via telegraphic transfer:

Name of Account: Beijing Chukong Technology Co., Ltd.

Deposit Bank: Bank of China, San Yuan Qiao Sub-branch, Beijing

A/C:

Party A’s payment to this account shall mean Party A has completed its payment obligation, and any and all legal risks in respect of such account shall be borne by Party B.

VII.	Confidentiality

1.	The “Confidential Information” mentioned herein shall mean the information provided by the Party possessing the information (the “Disclosing Party”) to the other Party (the “Receiving Party”) hereunder, including, without limitation, technical and business information, documents, procedures, schemes, technology, graphics, models, parameters, data, norms, know-how, business or business operating methods and such other proprietary information, the terms hereof and other information relating hereto, all information, data, files, opinions, advice, phased work results and final work results created during the performance of this Agreement.

2.	The Confidential Information shall be used by the Receiving Party and its staff for purposes hereof only. Except otherwise agreed herein, neither the Receiving Party nor its staff who are made aware of the Confidential Information may provide or disclose, directly, indirectly or in any manner whatsoever, any Confidential Information provided by the Disclosing Party to any “third party” without prior written consent of the Disclosing Party, provided, however, that any disclosure made by Party A to its affiliates shall not be bound by this restriction. The “third party” mentioned in this article shall mean any natural person, legal person or other organizations other than the Parties hereto. Party A’s affiliates shall mean China Mobile Communications Co., Ltd, China Mobile Communications Corporation, and the companies under their respective direct or indirect control in the People’s Republic of China that are mainly engaged in mobile communications business, and the respective successors of each of the foregoing.

3.	Any Confidential Information provided or disclosed by the Disclosing Party to the Receiving Party may be disclosed by the Receiving Party to its designated employees only for purposes of performing this Agreement, and only on a “need-to-know” basis necessary for the performance hereof; provided, however, that the Receiving Party shall not disclose any Confidential Information to its employees unless and until it has taken all reasonable precautionary measures, including, without limitation, informing such employees the confidential nature of the information to be disclosed, and such employees making promises at least as strict as those made hereunder, in order to prevent such employees from using the Confidential Information for any purposes other than those hereunder or from disclosing the Confidential Information to any third party without authorization.

4.	The Receiving Party may disclose the Confidential Information to its lawyers, accountants, contractors, consultants and such other professionals who need to know such Confidential Information for providing professional assistance, provided, however, that the Receiving Party shall require such professionals to execute a confidentiality agreement or perform the obligation of confidentiality according to relevant work ethics.

5.	The Receiving Party will not take any responsibilities hereunder for any disclosure made in response to and within the scope of the requirements by relevant government or regulatory authorities; provided, however, that such Receiving Party shall inform the Disclosing Party prior to its disclosure of the Confidential Information that needs to be disclosed, so as to enable the Disclosing Party to take necessary protective measures and make reasonable efforts to ensure that such Confidential Information be also treated confidential by such authorities.

6.	The confidentiality obligation hereunder shall remain valid permanently in all cases.

7.	The “Confidential Information” mentioned herein shall not include such information that:

(1)	is available to the public at the time of disclosure, or becomes available after the disclosure for reasons not attributable to the fault of the Receiving Party and/or its employees, lawyers, accountants, contractors, consultants or other staff;

(2)	as proved by written evidences, is already in the possession of the Receiving Party at the time of disclosure, from sources other than the Disclosing Party, directly or indirectly; or

(3)	as proved by written evidences, has already been disclosed to the Receiving Party by a third party who is not bound by a confidentiality obligation and has the right to make the disclosure.

8.	The Disclosing Party may, at any time upon a written notice, require the Receiving Party to return any materials and/or the photocopies thereof containing the Confidential Information, accompanied by a written statement certifying that after the return of such materials, the Receiving Party will no longer retain or control, directly or indirectly, any Confidential Information or any materials containing any Confidential Information. The Receiving Party shall act as required within ten (10) days upon its receipt of such written notice. To the extent that the Parties agree that the Receiving Party does not need to return any materials and/or the photocopies thereof containing the Confidential Information, the Receiving Party shall destroy or irreparably delete such materials as required by the Disclosing Party and provide the Disclosing Party with a written document confirming such destruction or deletion.

VIII.	Liabilities for Breach

1.	Any Party may terminate this Agreement if the other Party breaches this Agreement, which renders the performance of this Agreement impossible.

2.	In case a Party’s breach has caused adverse social impact or economic loss on the other Party, such other Party may claim responsibility from such breaching Party, require the breaching Party to eliminate such adverse impact, make corresponding economic compensation and terminate this Agreement.

3.	In case of Party B’s breach hereunder, Party A may claim breaching responsibilities from Party B in accordance with all management rules, measures and service standards for various game business (subject to the contents posted by Party A on the management system) as formulated and updated by Party A from time to time.

4.	In case any Party’s breach of this Agreement, or violation of other management rules, measures and service standards for various game business (subject to the contents posted by Party A on the management system) renders the performance of this Agreement impossible, the non-breaching Party may terminate this Agreement and claim breaching responsibilities from the breaching Party according to the requirements posted on Party A’s management system and the relevant terms hereunder.

5.	In case a Party’s breach has caused adverse social impact or economic loss on the other Party, such other Party may claim civil responsibilities against the breaching Party.

IX.	Force Majeure

In case an event of force majeure that is unforeseeable and whose consequences cannot be prevented or avoided results in economic loss to a Party or renders this Agreement unable to be performed or fully performed, the Party encountering such event of force majeure will not be responsible for such loss, but shall immediately inform the circumstances to the other Party in writing and within fifteen days, shall provide the detailed information of the event and a valid document issued by a government authority evidencing the reasons why this Agreement cannot be performed or fully performed or the performance of this Agreement needs to be postponed. The Parties shall negotiate to decide whether to continue the performance of this Agreement or terminate this Agreement according to the extent of the effect on the performance hereof.

X.	Effectiveness, Amendment and Termination of Agreement

1.	During the term of cooperation between the Parties, any business management rules and customer service management rules formulated by Party A for game business shall be attached as appendices hereof. In case of any conflicts between the terms hereof and those of the management rules, the latter shall prevail. The Parties agree to re-negotiate the terms in conflict and execute a supplementary agreement relating thereto.

2.	This Agreement may be amended or terminated only when the Parties reach an agreement after the Party proposing the amendment or termination serves a 15-day prior written notice to the other Party. Any controversies brought by the termination of this Agreement shall be resolved by the Parties through negotiations.

3.	During the effective term hereof, if any new fee rate policy or new document published by Party A’s supervisory authority contravenes the terms of this Agreement, the Parties may negotiate to amend or terminate this Agreement.

4.	Any matters not covered herein shall be subject to the written supplementary articles agreed by the Parties upon amicable negotiations.

5.	This Agreement shall be governed by the PRC laws. In case of any dispute, the Parties shall first resort to amicable negotiations to resolve it; in case the negotiations fail, either Party may apply for arbitration to Nanjing Arbitration Commission. The arbitration award shall be final and binding upon both Parties.

6.	This Agreement shall remain in force from July 1, 2012 to June 30, 2013. The Parties shall discuss the renewal thirty days prior to the expiry of the effective term hereof, and this Agreement will be renewed for another year if neither Party raises objection.

7.	Upon the termination of this Agreement, Party b shall assist Party A in customer handling; any user complaints or claims arising from the termination hereof shall be undertaken by the Party responsible for them.

8.	This Agreement shall be made in quadruplicate (including its appendix, Undertakings on Information Safety Accountability), with Party A holding two (2) and Party B holding two (2) originals, all of which shall be equally binding.

9.	Any Party’s direct or indirect breach of any of the terms hereof, or failure to assume, or failure to fully and timely assume any of its obligations hereunder shall constitute a breach hereof, in which case the non-breaching Party may serve a written notice to require the breaching Party to correct its breach, take full, effective and timely measures to eliminate the consequences of such breach, and indemnify the non-breaching Party for any loss arising from the breach. If the breaching Party fails to correct its breach within ten days upon its receipt of the notice from the non-breaching Party in respect of the breach, the non-breaching Party may unilaterally terminate this Agreement with a notice sent through designated management system (such notice shall be deemed delivered upon sent) or a written notice, and may claim breaching responsibilities against the breaching Party.

Party A: China Mobile Group Jiangsu Co., Ltd.	Party B: Beijing Chukong Technology Co., Ltd.

Authorized Representative: /s/ Lu Xin	Authorized Representative: /s/ Chen Haozhi

Date of Execution: July 9, 2012	Date of Execution: July 9, 2012

Undertakings on Information Safety Accountability

In our cooperation with China Mobile game base business, our company will strictly comply with the relevant laws and regulations of the State and guarantee the safety of the information provided by our company, and diligently do as follows:

1	establish and perfect the internal security policy of our products, confidentiality policy for information safety and management policy on customer information safety; establish and perfect our company’s policies regarding the information safety accountability and the examination and approval of information posting, and strictly review the information posted by our company’s products;

2	strictly comply with Measures for the Administration of Internet Information Services and relevant management standards for game business formulated by China Mobile, manage and control the information contents posted on China Mobile game platform and portals, and make sure that the contents and information are healthy and legitimate;

3	clearly define the customer base and target customers for each game business, and customers shall accept the service out of their own volition; provide no information to unregistered customers; apply for relevant qualification certificate with relevant authority of the State and consciously comply with relevant regulations if our company provides relevant game services to customers through the management system for game platform of China Mobile Jiangsu;

4	not discretionally provide game services that are beyond the scope of use permits;

5	guarantee the legitimacy of the game business it provides and have all government permits, production and/or use permits and/or authorizations necessary for providing such business. The sources of its contents are legal and non-infringing, and there exist no embezzlement or unauthorized use and such other infringements on any third party’s copyright or other intellectual property rights or other lawful rights and interests. In case any third party initiates complaints, lawsuits or claims against Party A due to Party B’s game business, Party A may temporarily cease the business under the infringement dispute and transfer the dispute to Party B for resolution. In this case, Party B must immediately get in touch directly with the party initiating such complaints or claims and assume all legal and economic liabilities relating thereto. Party A may claim compensation against Party B for any economic loss or goodwill damage thus suffered by it;

6	not make use of the game business platform system of China Mobile Jiangsu to produce, duplicate, publish or disseminate any information containing the content which:

(1)	is against the fundamental principles enshrined in the Constitution;

(2)	compromises State security, divulges State secrets, subverts State power or damages national unity;

(3)	harms the dignity or interests of the State;

(4)	instigates hatred and discrimination among nationalities and sabotages solidarity among nationalities;

(5)	sabotages State religious policy or propagates heretical teachings or feudal superstitions;

(6)	spreads rumors, disrupts social order or social stability;

(7)	propagates obscenity, pornographic, gambling, violence, murder and terror and instigates crimes;

(8)	insults or slanders a third party or infringes upon the lawful rights and interests of a third party;

(9)	uses AdSense or other third party to advertise and promote the business;

(10)	otherwise violates the laws and administrative regulations.

7	immediately stop transmitting, and report to relevant authority of the State, any information posted through the system that is discovered obviously containing any of the contents listed in paragraph 6 above;

8	report to relevant authority, and post after approved, any information posted through and contained in the game business platform and self-owned games that is hard to judge whether containing any content listed in paragraph 6 above;

9	keep confidential and not divulge any personal information of customers to other without the consent of such customers, except otherwise required by relevant laws.

Our company guarantees to submit to the supervision and management in its cooperation with China Mobile Game Base Business; if our company fails to comply with paragraphs 1 to 9 hereinabove, our company is willing to assume all legal responsibilities and corresponding breaching liabilities arising therefrom.

By:	/s/ Chen Haozhi

Company: (signature and stamp)

Stamp affixed

July 9, 2012

Integrity Cooperation Agreement

Party A: China Mobile Group Jiangsu Co., Ltd.

Party B:

Supervisor: Monitor Office of China Mobile Group Jiangsu Co., Ltd.

In order to standardize the cooperation between the Parties, enhance integrity monitoring, avoid illegal acts in the cooperation and guarantee the smooth performance of the agreement between the Parties, the Parties agree as follows upon consultation:

I.	Party A and its employees must:

1	comply with the laws and regulations of the State and the administrative regulations of the industry;

2	act strictly according to the relevant procedures and standards in the tender and bidding process of the company;

3	exercise relevant functions and powers as agreed in the agreement, not abuse its powers by exerting pressure on or obstructing Party B, not neglect its duties or damage the company’s interests;

4	not negotiate business with Party B on behalf of the company without authorization;

5	not ask for or accept cash gifts (vouchers and cards) or other gifts offered by Party B;

6	not accept the treats provided by Party B in private; not discretionally attend the entertainment, fitness, trips or other activities that may affect the ability to act fairly in the official capacity; not reimburse at Party B any personal expenses that should be borne by it/him/herself;

7	not take advantage of its/his/her position to seek benefits for it/him/herself or specific concerned persons by way of horizontal trade or related party transactions; and

8	diligently and timely report any illegal activities in the cooperation to the Supervisor.

II.	Party A and its employees must:

1	consciously comply with the laws and regulations of the State and the administrative regulations of the industry;

2	ensure honest cooperation and fair competition;

3	not offer cash gifts (vouchers and cards) or other gifts to Party A’s employees in whatever name;

4	not discuss business in private with Party A’s employees, or bribe the relative or specific concerned persons of Party A’s employees;

5	not arrange for Party A’s employees treats, entertainments, trips or other activities that may affect the ability of Party A’s employees to act fairly in their official capacity;

6	actively support and assist the investigation initiated by the Supervisor, report the real situation and provide relevant information;

7	make timely report to the Supervisor of any illegal activities discovered during the cooperation;

III.	Duties and Responsibilities of Supervisor

1	take legal approaches to supervise and examine the compliance of laws and regulations and implementation of this Agreement by the staff of the Parties;

2	exercise full-process supervision and examination on project tendering (candidate selection) to ensure the cooperation between the Parties is legitimate, fair and just;

3	receive, investigate and penalize the complaints and whistleblowing about the breach of contract by the staff of the Parties (email: ; Tel: ).

IV.	Punishment on Violations

1	In case of any breach by Party B (whether corporate or personal act, both deemed as breach by Party B), Party A will, depending on the seriousness of the breach, select and adopt such penalties as talks, suspension of Party B’s candidate selection cooperation with China Mobile Jiangsu, suggesting the suspension of cooperation with Party B at group company level; if such breach has violated the laws and regulations, such breach will be transferred to judicial authority for handling. The person(s) concerned in the violations will be deprived of any future opportunity to participate in any of the cooperation business with Party A.

2	Any of Party A’s staff who violates this Integrity Agreement will be penalized according to relevant disciplinary rules of Party A.

V.	Additional Rules

1	This Agreement shall be an attachment to the framework agreement on cell phone game cooperation. This Agreement, upon executed, shall be strictly performed by both Parties under the principles of honesty and good faith.

2	This Agreement shall be made in three (3) originals, each of Party A, Party B and the Supervisor holding one.

Party A (signature and stamp):	Party B (signature and stamp):

/s/ Lu Xin	/s/ Chen Haozhi

Stamp affixed	Stamp affixed

Date of execution: July 9, 2012